Exhibit 99.1

SALISBURY MARKETPLACE

FINANCIAL STATEMENT

Three Months Ended March 31, 2022 (unaudited) and

Year Ended December 31, 2021

Table of Contents

Report of Independent Auditor	1

Statement of Revenues and Certain Operating Expenses	3

Notes to Statement of Revenues and Certain Operating Expenses	4

Report of Independent Auditor

To the Board of Directors

of Medalist Diversified REIT, Inc.

Opinion

We have audited the accompanying statement of revenues and certain operating expenses and the related notes to the statement of revenues and certain operating expenses (the “Statement”) of Salisbury Marketplace Property (the “Property”), as defined in Note 1 of the Statement, for the year ended December 31, 2021.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expects of the Property for the year ended December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Statement was prepared as described in Note 1, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statement that are free from material misstatement, whether due to fraud or error.

In preparing the Statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the Statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the Statement is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statement.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statement.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statement.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Richmond, Virginia

June 29, 2022

SALISBURY MARKETPLACE

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

Three Months Ended March 31, 2022 (unaudited) and

Year Ended December 31, 2021

	Three months ended March 31, 2022	Year ended December 31, 2021
	Unaudited
REVENUE
Retail center property revenues	$212,871	$893,398

Total revenues	212,871	893,398

CERTAIN OPERATING EXPENSES
Real estate taxes and insurance	21,422	87,623
Operating and maintenance	17,764	47,545
Management fee	6,363	26,340
Total certain operating expenses	45,549	161,508

Revenues in excess of certain operating expenses	$167,322	$731,890

See accompanying notes to statement of revenues and certain operating expenses.

Notes to Statement of Revenues and Certain Operating Expenses

Note 1.  Basis of Presentation

The accompanying statement of revenues and certain operating expenses (the “Statement”) includes the operations of Salisbury Marketplace (the “Property”).

The Statement has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statement is not representative of the actual operations for the period presented, as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such excluded items include certain legal, accounting, and interest expenses, non-cash expenses such as depreciation, amortization, and amortization of above-market and below-market leases, and interest income. Management is not aware of any material factors during the year ended December 31, 2021 or the three months ended March 31, 2022 (unaudited) that would cause the reported financial information not to be indicative of future operating results.

Note 2.  Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The Statement has been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Revenue recognition:

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. Tenant recoveries and reimbursable expenses are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Recognition of revenues from leases is covered under Accounting Standard Update 2016-02, Leases (Topic 842) (“ASC No. 842”). The Property adopted ASC No. 842 on January 1, 2021. Upon the adoption of ASC No. 842, the Company elected the practical expedient that permits lessors to elect to not separate non-lease components from associated lease components if certain criteria are met. Management assessed these criteria with respect to the operating leases related to the Property and determined they qualify for this non-separation practical expedient. As a result, management has accounted for and presented the revenues from these leases, including tenant reimbursements, as a single line item on the statement of revenues and certain operating expenses under the caption “Retail center property revenues” for the three months ended March 31, 2022 (unaudited) and the year ended December 31, 2021.

Income taxes:

As a limited liability company, the Property’s taxable income or loss is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statements.

Use of estimates:

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting period to present the Statement in conformity with GAAP. Actual results could differ from those estimates.

Note 3.  Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space in the Property. As of March 31, 2022, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

(Unaudited)
For the remaining nine months ending December 31, 2022	$568,090
2023	750,088
2024	635,847
2025	579,998
2026	495,657
Thereafter	2,084,246
Total future rents	$5,113,926

Note 4.  Tenant Concentrations

As of December 31, 2021, the Property’s occupancy rate was 89.9 percent. For the year ended December 31, 2021, three tenants represented approximately 65.5 percent of the Property’s rental revenues.

Note 5.  Commitments and Contingencies

The Property may be subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that if any such actions arise, the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

Since March 2020, retail center properties such as the Property have been significantly impacted by (i) measures taken by local, state and federal authorities to mitigate the impact of COVID-19, such as mandatory business closures, quarantines, and “shelter-in-place” or “stay-at-home” orders and (ii) significant changes in consumer behavior. While most, if not all, of the initial measures have been relaxed by the respective governmental authorities, with the uncertainty resulting from the continued mutation of COVID-19 into new variants, and the possibility that changes in consumer behavior will continue, the negative impact on consumer behavior, including demand for the goods and services of the retail tenants in the Property, could continue to be significant in future periods.

Note 6.  Subsequent Events

Management has evaluated subsequent events through June 29, 2022, the date the financial statement was available to be issued and there are no subsequent events for disclosure in the accompanying financial statement.